Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

Psyence Biomedical Ltd.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Shares	(1)	Other	50,000,000	$3.14	$157,000,000.00	0.0001381	$21,682.00

Total Offering Amounts:							$157,000,000.00		21,682.00
Total Fees Previously Paid:									7,930.58
Total Fee Offsets:									7,930.58
Net Fee Due:									$13,751.42

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Offering Note(s)

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), an indeterminable number of additional securities are also being registered to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the common stock on the Nasdaq Capital Market on October 1, 2025, in accordance with Rule 457(c) of the Securities Act.

Calculated pursuant to Rule 457 of the Securities Act by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.0001381.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Fee Offset Claims	Psyence Biomedical Ltd.		F-3	333-285542	08/06/2025	08/06/2025	$7,930.58				$	$
Rule 457(p)
Fee Offset Sources	Psyence Biomedical Ltd.	(1)	F-3	333-289285	08/06/2025	08/06/2025							7,930.58

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Offset Note(s)

(1)	Rule 457(p) Note. The registrant hereby offsets $7,930.58 of the filing fee due on this Registration Statement against the filing fee previously paid with respect to the registrant’s Registration Statement on Form F-3 (File No. 333-289285), initially filed August 6, 2025, for which this Registration Statement acts as a pre-effective Amendment No. 1 on a Registration Statement on Form F-1/A.